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                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

     AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of May 1, 1999, between BIOPURE Corporation, a Delaware corporation (the "Company"), and Geoffrey J. Filbey an individual residing at 134 North Main Street, Cohasset, MA 02025 (the "Purchaser").

                                R E C I T A L S:

     The Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, 41,333.33 shares (the "Restricted Shares") of the Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") for a purchase price of $1.35 per Restricted Share, pursuant to an Agreement dated as of August 14, 1990 (the "Agreement"). This Amended and Restated Stock Purchase Agreement amends and restates the Agreement, and references herein to "Agreement" shall mean the Agreement as amended and restated herein. The Purchaser contributed the Restricted Shares to Biopure Associates Limited Partnership II ("BALP II") in exchange for a limited partnership interest in BALP. Under section 3.8 of the Agreement of Limited Partnership of BALP II dated September 12, 1999, as amended (the "BALP II Agreement"), any limited partner may elect to have BALP II redeem his or her limited partnership interests for Common Stock under certain specified circumstances, including the consummation by the Company of an initial public offering and the receipt by the Company of U.S. FDA approval in the United States.

     The stock transfer restrictions and the other terms and conditions of the Agreement were conditions to the Company's agreement to issue and sell the Restricted Shares to the Purchaser. The Restricted Shares consist of "non-lapse" restricted stock, namely Common Stock sold at a discount of $4.05 from the amount determined at the time to be the Fair Market Value per share of the Common Stock, or $5.40. The discount at the Prescribed Rate is $7.92 per share at May 1, 1999 (the "Restriction Amount"). Under the Agreement, the Company has a right of first refusal to acquire the Restricted Shares at a price equal to Fair Market Value of a Restricted Share less an amount equal to the discount plus interest on the discount at the Prescribed Rate.

     The Restricted Shares were issued as a means to enable employees to acquire an equity interest in the Company and as an incentive to those employees to continue to use their efforts to cause an enhancement in the value of the Common Stock. The Board of Directors of the Company have concluded, at a meeting held June 24, 1999, that it would be in the Company's best interests to

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maintain Common Stock held by BALP II in BALP II for a period of time following the Company's initial public offering while the Company's assets may be undervalued in the market and to amend the conditions governing the Restricted Shares. Such amendments are intended to restore the originally intended benefit to the employees and to provide for a means to eliminate, in exchange for payment of the Restriction Amount, the non-lapse restriction, for repayment of employee indebtedness to the Company and for the retention of Restricted Shares in BALP II.

     NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements hereinafter set forth, it is hereby agreed as follows:

     1. DEFINITIONS. As used herein, the following terms not otherwise defined herein have the following respective meanings, unless the context otherwise requires:

     "COMPANY NOTE" shall mean the Purchaser's promissory note, if any, dated as of August 14, 1990, payable to the Company, evidencing a loan made by the Company to the Purchaser to fund a portion of the purchase price for the Shares.

     "FAIR MARKET VALUE" of a Restricted Share shall mean the value of one Restricted Share on a given date as determined in good faith by the Board of Directors of the Company, taking into account the restrictions on the Restricted Shares contained in this Agreement, and that because of such restrictions, there is no public market for such Restricted Shares. If there is a public market for the Common Stock, "FAIR MARKET VALUE" shall mean the closing price on the principal exchange on which the Common Stock is traded on the trading day before the date of determination.

     "PRESCRIBED RATE" shall mean, for each full or partial calendar year during which interest shall accrue hereunder, the rate per annum equal to the rate of interest announced by Fleet Bank as its base rate (the "Base Rate") as in effect on January 1 of such calendar year (in the case of the 1990 calendar year, as in effect on August 14, 1990). Notwithstanding the previous sentence, if Fleet Bank shall announce, at any time during a calendar year, a Base Rate that is more than 2% higher or lower than the Base Rate in effect on January 1 of such year (or August 14 for 1990), the Prescribed Rate shall be, for the remainder of such calendar year, the Base Rate as announced from time to time during the remainder of such calendar year.

     "RELATED PERSON" shall, with respect to the Purchaser, mean the spouse, a parent or the issue of the Purchaser or any trust for the benefit of the Purchaser or any Related Person. For purposes of this definition, the word "issue" shall also include

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issue by adoption, and the word "spouse" shall not include a former spouse who is legally separated from an individual under a decree of divorce or separate maintenance.

     "RESTRICTION AMOUNT" shall mean $7.92.

     "TRANSFERABLE AMOUNT" shall mean the number of Restricted Shares not subject to repurchase by the Company pursuant to section 5 hereof.

     2.   RESTRICTION ON TRANSFER.

     2.1. IN GENERAL. The Purchaser shall not, at any time, sell, assign, pledge, grant a security interest in, hypothecate or otherwise transfer, dispose of or encumber, in whole or in part, any of the Restricted Shares or any interest in any of the Restricted Shares or any interest in this Agreement to any person other than the Company or BALP II, except as otherwise expressly provided herein.

     2.2. TRANSFERS TO RELATED PERSONS, ETC. The Purchaser may, from time to time, sell, assign, give or otherwise transfer or dispose of all or any portion of the Transferable Amount of Restricted Shares owned or held by him, or any interest therein, to a Related Person or to the guardian or conservator of the Purchaser or the executors or administrators of the deceased Purchaser; PROVIDED, HOWEVER, that the Restricted Shares so transferred shall in all respects remain subject to this Agreement; PROVIDED, FURTHER, that such Restricted Shares shall be deemed to be held by the Purchaser for purposes of section 5 of this Agreement; and PROVIDED, STILL FURTHER, that such transferee shall, as a condition precedent to any such transfer or disposition of any or all of such Restricted Shares, become a party to this Agreement. Upon such transfer or disposition, the transferee shall have all the rights and obligations, in respect of the Restricted Shares so transferred or disposed of, of the Purchaser.

     2.3. CERTAIN SALES AFTER OFFER TO COMPANY. Subject to this section 2 and to other provisions in this Agreement to the contrary, the Purchaser may sell all or any portion of the Transferable Amount of Restricted Shares, if the sale is to a BONA FIDE purchaser and is made only after compliance with all of the following provisions of this section 2.3:

     (a) NOTICE AND OFFER. The Purchaser shall deliver or mail by certified or registered mail, return receipt requested, to the Company, in writing, a statement (the "Notice") of the Purchaser's intention to sell any or all of the Restricted Shares setting forth (i) the number of Restricted Shares which the Purchaser intends to sell, (ii) the name and address of the

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prospective purchaser to whom the Purchaser intends to sell such Restricted
Shares (the "Prospective Purchaser") and the price per Restricted Share (the "Offer Price") at which such Prospective Purchaser is willing to buy such Restricted Shares (which shall include the gross per Restricted Share price such Prospective Purchaser is willing to pay, less the discount resulting from the restrictions contained in this section 2.3), and (iii) an offer from the Purchaser to sell such Restricted Shares to the Company at the purchase price specified in paragraph (d) of this section 2.3 and upon such other terms as are set forth in this Agreement.

     (b) EXERCISE OF FIRST REFUSAL RIGHT BY COMPANY. The Company may, at its option, elect by giving written notice to the Purchaser within 60 days after receipt of the Notice, to accept the offer made to the Company in such Notice and to purchase from the Purchaser at the purchase price specified in paragraph
(d) of this section 2.3 and upon such other terms as are set forth in this Agreement, all or any portion of the Restricted Shares referred to in the Notice.

     (c) SALE TO PROSPECTIVE PURCHASER. If the Company shall fail to exercise its rights pursuant to the foregoing paragraph (b), or if the Company exercises such rights only as to a portion of the Restricted Shares referred to in the Notice, the Purchaser may, by a BONA FIDE sale, transfer to the Prospective Purchaser those of the Restricted Shares specified in the Notice as to which the Company did not exercise its rights, for a price per Restricted Share not less than the Offer Price within the period ending not later than 30 days after the expiration of such 60 day period; PROVIDED, HOWEVER, that such Prospective Purchaser shall, as a condition precedent to such transfer, become a party to this Agreement by executing and delivering an Instrument of Adherence substantially in the form of EXHIBIT A hereto, which executed Instrument of Adherence shall become part of this Agreement; and PROVIDED, FURTHER, that the Company shall have approved the Prospective Purchaser, such approval not to be unreasonably withheld.

     (d) PURCHASE PRICE. The purchase price for each Restricted Share purchased by the Company pursuant to an offer by the Purchaser in his Notice shall be (j) the Fair Market Value as of the date of the Notice, less (ii) an amount equal to
(A) $2.70 plus (B) interest thereon at the Prescribed Rate from the date of this Agreement to the date of such Notice, compounded annually as of December 31 of each year.

     3. TRANSFERS BY OPERATION OF LAW; LIQUIDATION; MERGER; CONSOLIDATION. In the event that (A) the Purchaser files a voluntary petition in bankruptcy or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors,

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(b) the executors or administrators of the deceased Purchaser file a petition to declare the estate of the Purchaser insolvent with the probate court having jurisdiction over such estate, (C) the Purchaser is subjected involuntarily to such a petition or assignment or any person obtains an attachment or other legal or equitable interest, other than a pledge of such Restricted Shares to secure the Company Note, in any or all of the Restricted Shares and such involuntary petition or assignment or attachment or interest is not discharged within 30 days after its date, or (D) the Company is liquidated or is a party to a merger or consolidation under which the Company's stockholders receive any consideration other than common stock of the surviving or resulting entity, the Company shall have the right to elect, in the case of an event under clauses
(a), (b) or (c) of this section 3, within 75 days after it becomes aware of the act or event giving rise to such right, to purchase all the Restricted Shares which are the subject of said petition, assignment, attachment or interest, or, in the case of an event under clause (d) of this section 3, on or prior to the event giving rise to such right, to purchase any or all of the Restricted
Shares, in each event at a per Restricted Share purchase price equal to (I) the Fair Market Value of a Restricted Share as of the date of the event or act in question, less (II) an amount equal to (A) $4.05, plus (B) interest thereon from the date as of which Fair Market Value is determined, at the Prescribed Rate, compounded annually as of December 31 of each year.

     4. TRANSFERS IN VIOLATION OF AGREEMENT. If any transfer of any or all of the Restricted Shares is made or attempted contrary to the provisions of this Agreement, the Company shall have the right to purchase said Restricted Shares from the owner thereof or his transferee at any time before or after the transfer, at a per Share purchase price equal to (I) the Fair Market Value of a Share as of the date of the wrongful transfer or attempted transfer, less (II) an amount equal to (A) $2.70, plus (B) interest thereon from the date as of which Fair Market Value is determined, at the Prescribed Rate, compounded annually as of December 31 of each year. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance and the Company (to the extent permitted by law) shall refuse to recognize any transferee of the Restricted Shares as one of its shareholders for any purpose, including without limitation the payment of dividends and voting rights, until all applicable provisions of this Agreement have been complied with.

     5. REPAYMENT OF LOANS. In the event that, upon the termination of the relationship of the Purchaser with the Company as an employee, director, consultant or member of a medical advisory board, for any reason, voluntarily or involuntarily, for cause or without cause, including but not limited to termination

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upon disability, retirement or death of the Purchaser, or upon the withdrawal of any Restricted Shares from BALP II, whether by redemption or otherwise, or the redemption by BALP II of a partnership interest using Common Stock not constituting Restricted Shares, there remains an outstanding balance of principal and/or interest owing by the Purchaser to the Company pursuant to the Company Note, the Company shall have the right to repurchase that number of Restricted Shares necessary so that the proceeds of the repurchase thereof will immediately satisfy all of the Purchaser's payment obligations under the Company Note. The purchase price for each of such Restricted Shares shall be the Fair Market Value of a share of Common Stock as of the date of termination, less an amount equal to the Restriction Amount. The Purchaser hereby authorizes the Company to apply the proceeds of such repurchases to satisfy all obligations of the Purchaser under the Company Note, by offset or otherwise. The Company may exercise its rights to repurchase Restricted Shares pursuant to this section 5 by giving notice of exercise to the Purchaser or to the appropriate legal representative of the Purchaser within 30 days after the date of termination or notice of redemption by BALP II or other withdrawal from BALP II.

     6. CLOSING. The closing of any purchase and sale of any Restricted Shares (a "Closing") shall be held on the date designated by the Company, such date to be within 30 days of the date on which the Company notifies the seller that it elects to purchase such Restricted Shares, unless required to be effected sooner pursuant to the provisions hereof. At the Closing, the seller shall deliver to the Company the certificates representing the Restricted Shares to be purchased by the Company at the Closing, free and clear of all liens and encumbrances, together with duly executed stock powers, against payment by the Company in cash. Unless otherwise agreed by the Company and the seller, each Closing shall be held at the principal executive offices of the Company.

     7. CAPITAL CHANGES. In the event of any stock dividend payable in the Common Stock or any split-up or contraction in the number of shares of the Common Stock occurring after July 21, 1999 and prior to the purchase by the Company of any of the Restricted Shares pursuant to the terms of this Agreement, the number of Restricted Shares which the Company has the right to purchase under section 5 shall be proportionately adjusted, the valuation of or price to be paid for each Restricted Share under any section hereof shall be proportionately adjusted and the Restriction Amount shall be adjusted.

     8.   SALES AND RELEASES OF RESTRICTION. Notwithstanding section 2 and section 3 of this Agreement, the Purchaser may sell all or any portion of the Transferable Amount of Restricted Shares,

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or may cause the release of the Restricted Shares from the restrictions of this
Agreement and such Restricted Shares shall not thereafter be subject to this Agreement, if the Purchaser (a) pays to the Company an amount equal to the Restriction Amount for each Restricted Share of the Transferable Amount to be sold or released and (b) pays in full the Company Note. The Purchaser shall also have the right at any time to surrender Restricted Shares to the Company in exchange for a number of shares of Common Stock, free of the restrictions of this Agreement, calculated in the manner set forth in section 10.

     9. BALP II. Unless waived by the Company, the Purchaser shall not make any election to cause the redemption by BALP II of Purchaser's partnership interest related to Restricted Shares, prior to the second anniversary of the closing of the Company's initial public offering. The Purchaser agrees not to acquire Restricted Shares from BALP II until the Company Note has been paid in full. The Purchaser agrees to cooperate in all reasonable ways, if requested, so that BALP II shall be converted into a Massachusetts or a Delaware limited liability company on the conditions that (a) the conversion shall not reduce the Purchaser's number of shares of Common Stock represented by the Purchaser's partnership interest and (b) the terms of the agreement governing the limited liability company will be the same in all material respects as the terms of the BALP II Agreement.

     10. EXCHANGE RIGHT. The Company shall have the right, to acquire (the "Company Call") all but not less than all of the Purchaser's Restricted Shares not previously released of their restrictions pursuant to section 8 for the greater of (a) a number of shares of Common Stock having an aggregate Fair Market Value equal to the Fair Market Value of one share of Common Stock times the number of Restricted Shares acquired less the quantity of the Restricted Amount times the number of Restricted Shares acquired, or (b) a number of shares of Common Stock having an aggregate Fair Market Value equal to the original purchase price paid for the Restricted Shares being exchanged plus assumed interest at the Restricted Rate. The Company may exercise this right by 60 days written notice to the Purchaser given at any time during any call period (the "Call Notice"). Any Shares released of their restrictions pursuant to section 8 prior to the end of the 60th day following the Call Notice must be surrendered to the Company for certificates evidencing the Common Stock to be assigned to the Purchaser upon exercise of the Company Call. The call periods during which the Company shall have the power to exercise a Company Call shall be (a) the 12-month period beginning August 1, 2004; (b) if the Purchaser's employment or position as a director, if applicable, terminates for any reason other than death or retirement under any Company retirement policy, the 12-month period beginning 6 months after the date of termination.

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     11.  PARTIES. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, legal representatives, successors and assigns.

     12. DISPOSITION OF STOCK BY COMPANY. Any of the Restricted Shares which the Company may purchase hereunder may be disposed of by it in such manner as it deems appropriate, with or without further restrictions on the transfer thereof.

     13. LEGEND ON CERTIFICATES. The Purchaser acknowledges that each certificate for the Restricted Shares shall bear on its face restrictive legends which may refer to this Agreement and to the restrictions on transfer referred to herein, in addition to any other legends required for securities law purposes.

     14. AMENDMENT. This Agreement may be amended only by a written instrument executed and delivered by the Company and the Purchaser.

     15. NOTICES. Except as otherwise provided herein, any offer, acceptance, notice or communication required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered personally to the party or to an officer, trustee or other representative of the party to whom such notice shall be directed or three days after having been sent by certified or registered mail, return receipt requested, (a) if to the Company, at 11 Hurley Street, Boston, MA 02141, Attention: Vice President - Controller, or (b) if to the Purchaser, at the Purchaser's residence address as first set forth above, or to such other address as a party may designate by written notice to the other party.

     16. SEVERABILITY. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provision, or the invalid portion thereof, had not been a part hereof.

     17. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties with respect to the matters covered hereby. No prior agreement, whether written or oral, shall be construed to modify or repeal this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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     19.  GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     20. COMBINATION OF STOCK. This Agreement is effective as of May 1, 1999 but has been executed after July 21, 1999, the date on which the Company effected a two-for-three combination of its

Common Stock. The share and per share price amounts set forth above in this Agreement give retroactive effect to this combination.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties hereto, as an instrument under seal, as of the date first above written.

                                   BIOPURE CORPORATION


                                   By:
                                      ------------------------------------------
                                      Title:
                                            ------------------------------------


                                   ---------------------------------------------
                                   Participant
                                   Print Name:
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                                                                       EXHIBIT A


                    BIOPURE AMENDED AND RESTATED CORPORATION

                            STOCK PURCHASE AGREEMENT


                             INSTRUMENT OF ADHERENCE


     The undersigned, being the holder of 41,333.33 shares of the restricted common stock of BIOPURE Corporation, a Delaware corporation, hereby agrees to become a Purchaser party to the Amended and Restated Stock Purchase Agreement between the Company and Geoffrey J. Filbey dated as of May 1, 1999 and agrees specifically to all restrictions on the transfer of the Restricted Shares provided thereunder.


                                   Signature:
                                             -----------------------------------

                                   Address:
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                                           -------------------------------------
                                           -------------------------------------
                                           -------------------------------------
                                   Date:
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                                                                   Exhibit 10.6,
                                                                       Continued

                     SCHEDULE OF OMITTED IDENTICAL DOCUMENTS

     Amended and Restated Stock Purchase Agreements dated as of May 1, 1999, between Biopure Corporation and:

          (1)  Carl Rausch

          (2)  David N. Judelson

          (3)  C. Everett Koop, M.D.

          (4)  Maria Gawryl

          (5)  Edward E. Jacobs, Jr., M.D.